Exhibit 99.2

FOR IMMEDIATE RELEASE

Newtek Business Services Acquires Merchant Processing Portfolio From Axeus

New York, N.Y – September 6, 2007 – Newtek Business Services, Inc. (NASDAQ:NEWT) (www.newtekbusinessservices.com) a direct distributor to the small to medium sized business market, has announced that it has purchased a substantial merchant portfolio from Axeus, a leading product and services provider that focuses on innovative technology for small businesses and consumers. This transaction involves approximately 1,000 national retail merchants, and had a purchase prices in excess of 2 million dollars. The acquisition was brokered through the consulting firm of The Strawhecker Group.

Barry Sloane, Chairman and CEO of Newtek Business Services stated: “We are opportunistically looking to acquire portfolios at the right price and believe the market for these acquisitions may improve as credit conditions tighten. We have funds available to acquire the right portfolio opportunities in the Electronic Payment Processing Space.”

About Newtek Business Services, Inc.

Newtek Business Services, Inc. is a direct distributor to the small to medium-sized business market under the Newtek TM brand. According to the SBA, there are over 25.8 million small businesses in the United States, which in total represent 99.7% of all employer firms, generate 60 – 80% of all new jobs annually and create more than 50% of non-farm private GDP. Since 1999, Newtek has helped these business owners realize their potential by providing them with the essential tools needed to manage and grow their businesses. Newtek focuses on providing its 80,000 business accounts with access to financial, management and technological resources that enable them to better grow and compete in today’s marketplace. Newtek’s products and services include:

•	Business Lending: Business loans to start up, acquire, or expand a business

•	Electronic Payment Processing: Credit card, debit card, check conversion, and ACH solutions

•	Insurance Services: Nationwide commercial and personal lines of insurance

•	Outsourced Digital Bookkeeping: Bookkeeping and recordkeeping at a fraction of the cost of in-house staff

•	Web Hosting: Full service web host including domain registration and online shopping cart tools

•	Web Design and Development: Customized web design and development services for a powerful web presence

•	Tax Preparation and Advisory Services: Expert tax planning and consultation for your business

•	Data Backup, Storage and Retrieval: Fast, secure, off-site data backup, storage and retrieval

•	Business Plan Preparation: Professional business plan assistance providing a roadmap for success

•	Payroll: Payroll management processing and employee tax filing

For more information, go to www.newtekbusinessservices.com

About Axeus, Inc.

Headquartered in Carlsbad, California, and established in 1998, Axeus, Inc. delivers solutions to small businesses and consumers through the development, marketing and delivery of innovative products & services. Axeus’ innovative products include the Tango™ Small Business System with its Internet appliance devices and associated Tango services that are sold through cash register distributors and high volume retailers including Office Depot, OfficeMax, and Staples. Axeus’ Sentinel™ I.D. Protection System which features a top of the line paper shredder and value-added services designed to help guard against personal identity theft is sold through Axeus’ retail channel partners. From web-enabled cash registers to mass-market paper shredders, from financial services to payroll services and credit monitoring to identity theft protection, Axeus is dedicated to turning imaginative ideas into innovative products and services that help solve problems where people and technology meet. For more information, go to www.axeus.com

Statements in this press release including statements regarding Newtek’s beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions which could cause Newtek’s actual results to differ from management’s current expectations are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov

Contacts:

Newtek Business Services

Barry Sloane

Chairman of the Board & CEO

212-356-9500

bsloane@newtekbusinessservices.com